UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

_____________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing fourth quarter 2020 results was made February 25, 2021 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 24, 2021, Alan Howe notified the Board of Directors that he will not seek election for another term on the Board of Directors at the Annual Meeting on May 20, 2021. His decision was not the result of any disagreement with Data I/O or its management.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Fourth Quarter 2020 Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

February 26, 2021	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Fourth Quarter 2020 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Fourth Quarter 2020 Results

Ends Year with Highest Quarterly Bookings and Cash Position as

Automotive Electronics Sector Continues Recovery

Redmond, WA – February 25, 2021 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter 2020 Highlights

•         Net sales of $4.9 million; bookings of $6.0 million

•         Gross margin as a percentage of sales of 47.0%; Adjusted gross margin* of 52.9%

•         Net loss of ($1.6) million or ($0.20) earnings per share

•         Adjusted EBITDA* of ($194,000)

•         Cash & Equivalents of $14.2 million; no debt

•         New security supports using Data I/O’s SentriX® Security Deployment Platform for:

o   NXP EdgeLock SE050 secure element

o   Infineon OPTIGA™ TPM 2.0

Full Year 2020 Highlights

•         Net sales of $20.3 million; bookings of $20.8 million

•         Gross margin as a percentage of sales of 53.2%; Adjusted gross margin of 54.7%

•         Net loss of ($4.0) million or ($0.48) earnings per share

•         Adjusted EBITDA of ($366,000)

•         Automotive Electronics represented 53% of bookings for 2020

•         Deployment of over 330 PSV systems worldwide

•         Ended year with 15 partners and 14 supported devices for SentriX Security Deployment Platform

*EBITDA, Adjusted EBITDA and Adjusted gross margin are non-GAAP financial measures.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the fiscal year ended December 31, 2020, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “In the most challenging business climate in recent memory, we are pleased to have exited 2020 better positioned than how we entered the year.  Data I/O’s people are healthy, our cash balance increased, our operational processes and supply chain resiliency have been optimized, our automotive electronics and security platforms have advanced, and we ended 2020 with our strongest bookings quarter of the year and our largest backlog in three years.  After bottoming in the second quarter of 2020, our outlook is positive for 2021 and beyond.

“During the year, we won orders for UFS and other programming requirements which drove our installed base to over 330 PSV units at the end of the year.  Growth in our bookings reflected not only capital equipment, but also the increased recurring revenues associated with sales of consumable adapters, software and services.  Total recurring revenues grew for the third consecutive year, and the percentage of total sales attributable to software and services also increased for the third year in a row.  Backlog at December 31, 2020 was $3.9 million, up from $2.8 million at the end of the third quarter and $2.9 million at the end of 2019.

“We have performed well under the circumstances associated with COVID-19 and have not let the crisis go to waste.  Our mission going into 2020 was to simplify and scale, such that we become more profitable as sales of our products and services grow.  And that is what we have done.  As an essential business, while we continued to operate to support our customers, we also implemented myriad process improvements in safety, wellness, travel, remote/virtual work, and sales and marketing activities.  At the same time, we enhanced our global supply chain and manufacturing for redundancies and localized support.

“Looking towards 2021, we are well positioned to benefit as the market cycles upward with increasing momentum.  The secular growth rates for automotive electronics are estimated by market participants and analysts alike at a compounded annual growth rate of 10-15% for the next decade.  The latest in short term disruption from certain semiconductor and equipment shortages only highlights the growth of semiconductors within the automotive industry.  Security demands for IoT, automotive and industrial markets also continue to grow.  This is our market opportunity and why we continue to invest in R&D to extend our lead.  In 2021, we are planning to grow in line with the automotive semiconductor market, maintain gross margins in the mid- to high-50% range, hold expenses to a 2% increase, and drive disproportionate improvements in profitability and cash flow.

“As the Company prepares for its Annual Meeting to be held on May 20, 2021, Alan Howe has decided not to seek election for another term on the Board of Directors.  He has no disagreements with the Board, and will complete his current term as Chairman.  We would like to thank Alan for his more than 8 years of service and wish him well in his future endeavors.”

Financial Results

Net sales in the fourth quarter of 2020 were $4.9 million, as compared with $5.9 million in the fourth quarter of 2019.  The decrease from the prior period primarily reflects the timing of equipment orders and delivery, partially offset by higher recurring and consumable revenues from the Company’s continuously expanding installed base of machines throughout the world.  For all of 2020, net sales were $20.3 million, down 6% from $21.6 million in 2019.  Recurring and consumable revenues represented 44% of the total in 2020, an increase from 42% in 2019.

Bookings during 2020 increased successively each quarter following the onset of COVID-19-related closures early in the year.  Fourth quarter bookings of $6.0 million compared to $5.6 million in the third quarter, $5.0 million in the second quarter, and $4.3 million in the first quarter.  Bookings for all of 2020 were $20.8 million, down from $22.5 million in 2019.  Backlog at December 31, 2020 was $3.9 million, up from $2.8 million at September 30, 2020 and $2.9 million at December 31, 2019.

Data I/O’s fourth quarter and full year results included $943,000 of non-cash, one-time charges. The Company introduced a new generation of SentriX proprietary tools and technology to simplify the securitization process for customers; better control the strategic technology; and improve the ability to scale the SentriX business.  The Company accelerated this process by discontinuing the third party developed first-generation components and upgrading deployed SentriX systems immediately to the second generation where Data I/O has developed the critical Intellectual Property.  This resulted in the impairment of the remaining first-generation assets totaling $657,000 including: prepaid royalties, deployed equipment, and inventory.  The Company also ended the service lifetime of three obsolete automated handler families.  Along with ending support for these products, the Company wrote off approximately $195,000 of service inventory.  Finally, the Company wrote off approximately $91,000 associated with external cost paid to develop software tools as being impaired.  Certain of the aforementioned charges are applied to cost of goods sold (inventories of $291,000) and the remainder to operating expenses (impairment of $652,000).

For the 2020 fourth quarter, gross margin as a percentage of sales was 47.0%, as compared to 55.9% in the fourth quarter of 2019.  For all of 2020, gross margin was 53.2%, compared to 58.2% for the prior year.  Excluding the impairment related obsolete inventory items, adjusted gross margin was approximately 52.9% in the fourth quarter of 2020 and 54.7% for the full year.

Total operating expenses in the fourth quarter of 2020 were $3.8 million or $3.2 million excluding one-time items which would have been a 13% reduction from operating expenses of $3.6 million in the 2019 period.  Data I/O maintained consistent R&D expenses of $1.6 million in the fourth quarter of both 2020 and 2019.  Reflecting process improvements and ongoing management of expenses, selling, general and administrative expenses were reduced by $472,000 or 23% for the fourth quarter.  For the full year, total operating expenses were $13.9 million or $13.2 million excluding one-time items which would have been a reduction of more than 4% as compared with $13.8 million for 2019.

Adjusted earnings before interest, taxes, depreciation and amortization, which excludes equity compensation, impairment and related non-cash, one-time items (“Adjusted EBITDA”) was ($194,000) in the fourth quarter of 2020, compared to Adjusted EBITDA of ($67,000) in the fourth quarter of 2019.  For all of 2020, Adjusted EBITDA was ($366,000) in 2020 compared to $830,000 in 2019.

While emphasizing cash and working capital management, financial prudence and operational excellence, Data I/O’s financial condition remained strong with cash increasing to $14.2 million at December 31, 2020 from $13.0 million at September 30, 2020 and $13.9 million at December 31, 2019.  The Company had net working capital of $18.1 million at December 31, 2020, and continues to have no debt.

Conference Call Information

A conference call discussing financial results for the fourth quarter ended December 31, 2020 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10151977. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronic devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the expected effects on the Company’s business from COVID-19, the duration and scope, impact on the demand for the Company’s products, and the pace of recovery for the COVID-19 pandemic to subside. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA, Adjusted EBITDA excluding equity compensation and impairment & related charges, and Adjusted gross margin should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net Sales	$4,941	$5,868	$20,328	$21,568
Cost of goods sold	2,619	2,588	9,506	9,018
Gross margin	2,322	3,280	10,822	12,550
Operating expenses:
Research and development	1,594	1,583	6,357	6,451
Selling, general and administrative	1,567	2,039	6,891	7,377
Impairment	652	-	652	-
Total operating expenses	3,813	3,622	13,900	13,828
Operating income(loss)	(1,491)	(342)	(3,078)	(1,278)
Non-operating income:
Interest income	1	6	14	53
Gain on sale of assets	-	4	-	64
Foreign currency transaction gain (loss)	(211)	(185)	(513)	5
Total non-operating income	(210)	(175)	(499)	122
Income(loss) before income taxes	(1,701)	(517)	(3,577)	(1,156)
Income tax (expense) benefit	55	21	(387)	(31)
Net income(loss)	($1,646)	($496)	($3,964)	($1,187)

Basic earnings(loss) per share	($0.20)	($0.06)	($0.48)	($0.14)
Diluted earnings(loss) per share	($0.20)	($0.06)	($0.48)	($0.14)
Weighted-average basic shares	8,416	8,212	8,333	8,247
Weighted-average diluted shares	8,416	8,212	8,333	8,247

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	December 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,167	$13,936
Trade accounts receivable, net of allowance for
doubtful accounts of $66 and $80, respectively	2,494	4,099
Inventories	5,270	5,020
Other current assets	1,319	924
TOTAL CURRENT ASSETS	23,250	23,979

Property, plant and equipment – net	1,216	1,668
Income tax receivable	-	640
Other assets	1,126	1,994
TOTAL ASSETS	$25,592	$28,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,245	$1,151
Accrued compensation	1,509	1,541
Deferred revenue	1,068	1,387
Other accrued liabilities	1,307	1,372
Income taxes payable	62	31
TOTAL CURRENT LIABILITIES	5,191	5,482

Operating lease liabilities	588	1,178
Long-term other payables	174	91

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,416,335 shares as of December 31,
2020 and 8,212,748 shares as of December 31, 2019	20,071	18,748
Accumulated earnings (deficit)	(1,456)	2,508
Accumulated other comprehensive income	1,024	274
TOTAL STOCKHOLDERS’ EQUITY	19,639	21,530
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,592	$28,281

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
(in thousands)
Net Income (loss)	($1,646)	($496)	($3,964)	($1,187)
Interest (income)	(1)	(6)	(14)	(53)
Taxes	(55)	(21)	387	31
Depreciation and amortization	194	196	815	868
EBITDA	($1,508)	($327)	($2,776)	($341)

Equity compensation	371	260	1,467	1,171
Impairment & related charges	943	-	943	-
Adjusted EBITDA, excluding equity compensation and impairment & related charges	($194)	($67)	($366)	$830

(in thousands)
Gross Margin	$2,322	$3,280	$10,822	$12,550
Impairment related obsolete inventory charges	291	-	291	-
Adjusted gross margin excluding impairment related obsolete inventory charges	$2,613	$3,280	$11,113	$12,550

Gross Margin as a % of sales	47.0%	55.9%	53.2%	58.2%
Impairment related obsolete inventory charges as a % of sales	5.9%	0.0%	1.5%	0.0%
Adjusted gross margin excluding impairment related obsolete inventory charges as a % of sales	52.9%	55.9%	54.7%	58.2%

Impairment & related charges include the following:
(in thousands)
Impairment charges	$652	-	$652	-
Obsolete inventory charges	291	-	291	-
Total impairment & related charges	$943	-	$943	-